UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2025

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5201 Congress Avenue, Suite 160, Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)
(561) 998-2232
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:
    Title of each class                 Trading Symbol         Name of each exchange on which registered
Common stock, par value $0.0001 per share          CCRN            The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, Cross Country Healthcare, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) announcing the appointment (the “Appointment”) of Kevin C. Clark as President and Chief Executive Officer (“CEO”). In accordance with Instruction 2 to Item 5.02 of Form 8-K, the Company is filing this Amendment No. 1 to the Original Form 8-K (this “Amendment”) to provide information regarding Mr. Clark’s compensation arrangements as a result of the Appointment, which had not been determined at the time of the filing of the Original Form 8-K. On January 2, 2026, the Company and Mr. Clark entered into that certain Employment Agreement, which sets forth the terms of Mr. Clark’s employment and compensation as President and CEO of the Company (the “Clark Agreement”).

The initial term of the Clark Agreement is three years and expires on December 14, 2028. Thereafter, the Clark Agreement will automatically renew for successive one-year terms, unless either party has given at least 90 days’ prior written notice of such party’s intention not to renew the Clark Agreement.

The Clark Agreement provides for Mr. Clark to receive an initial annual base salary of $950,000 which will be reviewed by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on an annual basis. Beginning in calendar year 2026 and for each calendar year thereafter during the term of the Clark Agreement, Mr. Clark will be eligible to participate in the Company’s Annual Cash Incentive Program (“ACIP”). For calendar year 2026, Mr. Clark’s target ACIP bonus will be 100% of his base salary, with a maximum ACIP bonus of 180% of base salary. Commencing with calendar year 2027, Mr. Clark’s target ACIP bonus will be 125% of his base salary, with a maximum ACIP bonus of 180% of his base salary. In addition, for each calendar year during the term of the Clark Agreement, Mr. Clark will be eligible to receive equity awards under the Company’s long-term incentive plan. For calendar year 2025, Mr. Clark received a target long-term incentive plan award valued at 275% of his base salary. Mr. Clark’s target long-term incentive plan award will increase to 300% of his base salary for calendar year 2026 and to 325% of his base salary for calendar years 2027 and 2028. Such equity awards will be subject to the terms and conditions established by the Compensation Committee and the Company’s 2024 Omnibus Incentive Plan, or any successor equity plan thereto. Mr. Clark is also entitled to four weeks of paid vacation, is eligible to participate in all benefit plans of the Company that are generally available to the Company’s senior executives, and will be reimbursed up to $20,000 on an after-tax basis for reasonable attorneys’ fees incurred in connection with the negotiation of the Clark Agreement.

If Mr. Clark’s employment is terminated by the Company without cause (as defined in the Clark Agreement) or if Mr. Clark terminates his employment for good reason (as defined in the Clark Agreement), subject to his timely delivery to the Company of an effective and irrevocable release of claims, he will be entitled to the following severance payments:
•Continued base salary payments at the rate in effect on the termination date for a period of two years following the termination date;
•An amount equal to two times the average ACIP bonus paid to Mr. Clark in the three immediately preceding calendar years or, if he was not an employee during the immediately three preceding calendar years, an amount equal to two times the ACIP bonus Mr. Clark would have earned during the calendar year in which such termination date occurs (such amount to be determined by the Compensation Committee, and provided that such amount will be no less than 50% of Mr. Clark’s target ACIP bonus for the calendar year in which such termination date occurs), payable in substantially equal installments for a period of two years following the termination date;
•Subject to Mr. Clark’s timely election of health care continuation coverage, monthly COBRA reimbursements for Mr. Clark and his eligible dependents for a period of two years following the termination date; and
•Accelerated vesting of all unvested restricted stock, performance stock awards (at target level performance), stock options, or other equity awards.

If Mr. Clark’s employment is terminated because the Company has given Mr. Clark notice of non-renewal of the Clark Agreement, he will be entitled to a non-renewal payment equal to 18 months of his base salary, subject to his timely delivery to the Company of an effective and irrevocable release of claims.

Notwithstanding the foregoing, the Clark Agreement provides that in the event Mr. Clark becomes eligible for severance benefits under the Company’s Executive Severance Plan Amended and Restated as of May 28, 2010 or any successor severance plan thereto (the “Executive Severance Plan”), and such benefits exceed the severance or non-renewal payments owed under the Clark Agreement, any such excess benefits will be provided to Mr. Clark in accordance with the terms of the Executive Severance Plan.

The Clark Agreement also provides for customary restrictive covenants, including non-competition and non-solicitation covenants and a perpetual confidentiality covenant.

The foregoing summary of the Clark Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Clark Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Except as expressly set forth herein, this Amendment does not amend the Original Form 8-K in any way and does not modify or update any other disclosures contained in the Original Form 8-K. This Amendment supplements the Original Form 8-K and should be read in conjunction with the Original Form 8-K.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1     Employment Agreement, dated January 2, 2026, by and between Cross Country Healthcare, Inc. and Kevin C. Clark
104     Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	January 2, 2026	By:	/s/ William J. Burns
Name: William J. Burns
Title: Executive Vice President & Chief Financial Officer